      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 1994

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                              PACIFIC ENTERPRISES
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            CALIFORNIA                          94-0743670
 (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)

                             633 WEST FIFTH STREET
                         LOS ANGELES, CALIFORNIA 90071
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

                         ------------------------------

                              PACIFIC ENTERPRISES
                           EMPLOYEE STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                         ------------------------------

                                LLOYD A. LEVITIN
                      EXECUTIVE VICE PRESIDENT, TREASURER
                          AND CHIEF FINANCIAL OFFICER
                              PACIFIC ENTERPRISES
                             633 WEST FIFTH STREET
                         LOS ANGELES, CALIFORNIA 90071
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (213) 895-5000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

    THE COMMISSION IS REQUESTED TO FURNISH COPIES OF ALL COMMUNICATIONS TO:

                               GARY W. KYLE, ESQ.
                            CHIEF FINANCIAL COUNSEL
                              PACIFIC ENTERPRISES
                             633 WEST FIFTH STREET
                         LOS ANGELES, CALIFORNIA 90071
                              (COUNSEL FOR ISSUER)

                        CALCULATION OF REGISTRATION FEE

                                                    PROPOSED         PROPOSED
           TITLE OF                                  MAXIMUM          MAXIMUM
          SECURITIES                AMOUNT          OFFERING         AGGREGATE        AMOUNT OF
            TO BE                    TO BE            PRICE          OFFERING       REGISTRATION
          REGISTERED              REGISTERED        PER SHARE          PRICE             FEE
Common Stock*.................   8,000,000(1)      $20.375(2)     $163,000,000(2)    $50,938(2)

*    Including associated Common Stock Purchase Rights.
(1) Pursuant to Rule 416, this Registration Statement covers, in addition to the number of shares stated above, an additional indeterminate number of shares which may become issuable under the Pacific Enterprises Employee Stock Option Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated pursuant to Rule 457(h) solely for the purpose of determining the registration fee and based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on June 7, 1994.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                  ITEMS REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents which have been filed by Pacific Enterprises (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

        (a) Pacific Enterprises Annual Report on Form 10-K for the year ended December 31, 1993;

        (b) Pacific Enterprises Quarterly Report on Form 10-Q for the quarter ended March 31, 1994;

        (c) Pacific  Enterprises Current  Report on  Form 8-K  dated January  3,
    1994.

        (d) The description of the Common Stock of the Registrant which is contained in a registration statement filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statements. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 317 of the California General Corporation Law authorizes a court to award indemnity to "corporate agents," including directors and officers under certain circumstances, and authorizes the Board of Directors to have the Registrant provide the costs of defense, settlement or payment of any judgment against a corporate agent under certain circumstances. The Registrant's Bylaws authorize indemnification of directors and officers to the fullest extent permitted by California law and agreements between the Registrant and each of its officers and directors provide for such indemnification.

    The Registrant's Restated Articles of Incorporation authorize the Registrant to purchase and maintain insurance on behalf of its corporate agents to the fullest extent permissible under California law. The Registrant has procured insurance policies that insure its directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable

ITEM 8.  EXHIBITS.

    The following exhibits are filed as part of this Registration Statement:

     4.01  Pacific Enterprises Employee Stock Option Plan.
     5.01  Opinion of Gary W. Kyle, Esq., counsel for Pacific Enterprises.
    23.01  Consent of Gary W. Kyle, Esq. (contained in his opinion filed as Exhibit
            5.01).
    23.02  Consent of Deloitte & Touche.
    24.01  Power of Attorney executed by certain directors and officers of Pacific
            Enterprises. (Included on page II-3).

ITEM 9.  UNDERTAKINGS.

    The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial BONA FIDE offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 7, 1994.

                                          PACIFIC ENTERPRISES

                                          By       /s/ WILLIS B. WOOD, JR.

                                            ------------------------------------
                                                    Willis B. Wood, Jr.
                                                   Chairman of the Board
                                                and Chief Executive Officer

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby authorizes Willis B. Wood, Jr. and Lloyd A. Levitin, and each of them severally, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, and file all amendments to this Registration Statement.

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ----------------------------------------  ---------------

               /S/ WILLIS B. WOOD, JR.                  Chairman of the Board, Chief Executive
     -------------------------------------------        Officer and Director (Principal            June 7, 1994
                 Willis B. Wood, Jr.                    Executive Officer)

                                                        Executive Vice President, Chief
                 /S/ LLOYD A. LEVITIN                   Financial Officer and Treasurer
     -------------------------------------------        (Principal Financial and Accounting        June 7, 1994
                   Lloyd A. Levitin                     Officer)

                  /S/ HYLA H. BERTEA
     -------------------------------------------        Director                                   June 7, 1994
                    Hyla H. Bertea

                /S/ HERBERT L. CARTER
     -------------------------------------------        Director                                   June 7, 1994
                  Herbert L. Carter

                /S/ RICHARD D. FARMAN
     -------------------------------------------        Director                                   June 7, 1994
                  Richard D. Farman

             /S/ WILFORD D. GODBOLD, JR.
     -------------------------------------------        Director                                   June 7, 1994
               Wilford D. Godbold, Jr.

                      SIGNATURE                                          TITLE                         DATE
- ------------------------------------------------------  ----------------------------------------  ---------------

              /S/ IGNACIO E. LOZANO, JR.
     -------------------------------------------        Director                                   June 7, 1994
                Ignacio E. Lozano, Jr.

              /S/ HAROLD M. MESSMER, JR.
     -------------------------------------------        Director                                   June 7, 1994
                Harold M. Messmer, Jr.

     -------------------------------------------        Director                                   June  , 1994
                    Paul A. Miller

                 /S/ JOSEPH R. RENSCH
     -------------------------------------------        Director                                   June 7, 1994
                   Joseph R. Rensch

                 /S/ DIANA L. WALKER
     -------------------------------------------        Director                                   June 7, 1994
                   Diana L. Walker